UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2007

Aviation Upgrade Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

      On October 12, 2007, the Registrant’s board of directors authorized a forward split of the Registrant’s common stock on the basis of 1.4739739 new shares for one old share and a corresponding increase in the authorized common stock, pursuant to Section 78-207 of the Nevada Revised Statutes.

      The record date for the forward split and the effective date for the increase in authorized common stock will be October 22, 2007. The new shares of common stock will be issued and certificates for the additional shares will be mailed on October 26, 2007 to the common stockholders of record as of the record date.

     No fractional shares will be issued in connection with the forward split, and each fractional share resulting from the forward split will be rounded up to the nearest whole share. The forward split will result in an increase in the number of issued and outstanding shares of the Registrant’s common stock from 11,457,750 to approximately 16,888,425 and an increase in the authorized shares of common stock from 100,000,000 to 147,397,390.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: October 17, 2007

Aviation Upgrade Technologies, Inc.

By:	/s/ Alexander L. Weis
Name:	Alexander L. Weis, Ph.D.
Title:	Chief Executive Officer